Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Second Quarter 2015 Operating Results

Three Month Results

•	Net revenue increased 4.2% to $344.2 million

•	Adjusted EBITDA increased 3.8% to $155.4 million

Three Month Pro Forma Results

•	Pro forma adjusted net revenue increased 2.9%

•	Pro forma adjusted EBITDA increased 3.2%

Baton Rouge, LA – August 6, 2015 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the second quarter ended June 30, 2015.

“We delivered solid second-quarter results, led by our local billboard sales and continued discipline on operating expenses. This in turn contributed to a strong FFO and AFFO growth for the quarter,” said Lamar chief executive, Sean Reilly.

Second Quarter Highlights

•	Local revenue on billboards increased 4.3%

•	National revenue on billboards increased 2.5%

•	Pro forma direct and G&A operating expense growth held to 1.6%

Second Quarter Results

Lamar reported net revenues of $344.2 million for the second quarter of 2015 versus $330.4 million for the second quarter of 2014, a 4.2% increase. Operating income for the second quarter of 2015 was $99.3 million as compared to $73.0 million for the same period in 2014. Lamar recognized net income of $59.4 million for the second quarter of 2015 compared to net income of $15.4 million for same period in 2014. Net income per basic and diluted share was $0.61 per share and $0.16 per share for the three months ended June 30, 2015 and 2014, respectively.

Adjusted EBITDA for the second quarter of 2015 was $155.4 million versus $149.7 million for the second quarter of 2014, a 3.8% increase.

Free Cash Flow for the second quarter of 2015 was $101.2 million as compared to $85.3 million for the same period in 2014, an 18.7% increase.

For the second quarter of 2015, Funds From Operations, or FFO, was $104.4 million versus $82.0 million for the same period in 2014, an increase of 27.4%. Adjusted Funds From Operations, or AFFO, for second quarter of 2015 was $118.0 million compared to $102.9 million for the same period in 2014, a 14.7% increase. Diluted AFFO per share was $1.22 and $1.08 per share for the three months ended June 30, 2015 and 2014, respectively.

Q2 Pro Forma Three Months Results

Pro forma adjusted net revenue for the second quarter of 2015 increased 2.9% over pro forma adjusted net revenue for the second quarter of 2014. Pro forma adjusted EBITDA increased 3.2% as compared to pro forma adjusted EBITDA for the second quarter of 2014. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2014 period for acquisitions and divestitures for the same time frame as actually owned in the 2015 period. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures.

Q2 Six Months Results

Lamar reported net revenues of $646.7 million for the six months ended June 30, 2015 versus $615.4 million for the same period in 2014, a 5.1% increase. Operating income for the six months ended June 30, 2015 was $166.6 million as compared to $104.2 million for the same period in 2014. Adjusted EBITDA for the six months ended June 30, 2015 was $273.9 million versus $254.0 million for the same period in 2014. In addition, Lamar recognized net income of $100.1 million for the six months ended June 30, 2015 as compared to net income of $10.6 million for the same period in 2014. Net income per basic and diluted share was $1.04 and $0.11 per share for the six months ended June 30, 2015 and 2014, respectively.

Free Cash Flow for the six months ended June 30, 2015 increased 20.3% to $164.0 million as compared to $136.3 million for the same period in 2014.

For the six months ended June 30, 2015, FFO was $189.0 million versus $142.4 million for the same period of 2014, a 32.8% increase. AFFO for the six months ended June 30, 2015 was $196.9 million compared to $161.7 million for the same period in 2014, a 21.7% increase. Diluted AFFO per share increased to $2.05 per share as compared to $1.69 per share in the comparable period in 2014.

Liquidity

As of June 30, 2015, Lamar had $307.6 million in total liquidity that consisted of $280.1 million available for borrowing under its revolving senior credit facility and approximately $27.5 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a REIT and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations (FFO), Adjusted Funds From Operations, (AFFO), Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental Schedules—Unaudited Reconciliations of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, August 6, 2015 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	23303683
Available through Thursday, August 13, 2015 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, August 13, 2015 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations (225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with more than 315,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,000 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net revenues	$344,249	$330,433	$646,726	$615,366

Operating expenses (income)
Direct advertising expenses	115,951	114,277	229,183	225,785
General and administrative expenses	57,616	53,268	114,143	108,217
Corporate expenses	15,316	13,220	29,485	27,320
Stock-based compensation	7,486	6,601	11,387	10,513
Depreciation and amortization	48,725	71,049	97,955	140,575
Gain on disposition of assets	(191)	(1,020)	(2,027)	(1,226)

	244,903	257,395	480,126	511,184

Operating income	99,346	73,038	166,600	104,182

Other (income) expense
Interest income	(24)	(43)	(26)	(88)
Loss on extinguishment of debt	—	20,847	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,712	26,086	49,244	56,354

	24,688	46,890	49,218	86,358

Income before income tax expense	74,658	26,148	117,382	17,824
Income tax expense	15,298	10,726	17,306	7,239

Net income	59,360	15,422	100,076	10,585
Preferred stock dividends	91	91	182	182

Net income applicable to common stock	$59,269	$15,331	$99,894	$10,403

Earnings per share:
Basic earnings per share	$0.61	$0.16	$1.04	$0.11

Diluted earnings per share	$0.61	$0.16	$1.04	$0.11

Weighted average common shares outstanding:
- basic	96,405,105	95,174,692	96,056,912	95,041,097
- diluted	96,482,919	95,590,222	96,115,587	95,464,277

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$155,366	$149,668	$273,915	$254,044
Interest, net	(23,522)	(24,875)	(46,894)	(53,815)
Current tax expense	(3,233)	(7,576)	(6,428)	(9,454)
Preferred stock dividends	(91)	(91)	(182)	(182)
Total capital expenditures	(27,324)	(31,857)	(56,365)	(54,255)

Free cash flow	$101,196	$85,269	$164,046	$136,338

OTHER DATA (continued):

	June 30, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$27,455	$26,035
Working capital	$85,757	$47,803
Total assets	$3,369,706	$3,318,818
Total debt (including current maturities)	$1,940,439	$1,899,895
Total stockholders’ equity	$983,430	$981,466

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Selected Cash Flow Data:
Cash flows provided by operating activities	$133,486	$110,848	$188,217	$173,432
Cash flows used in investing activities	$(65,807)	$(31,537)	$(110,077)	$(57,309)
Cash flows used in financing activities	$(73,061)	$(114,104)	$(75,880)	$(114,741)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$133,486	$110,848	$188,217	$173,432
Changes in operating assets and liabilities	(2,561)	7,519	36,362	20,093
Total capital expenditures	(27,324)	(31,857)	(56,365)	(54,255)
Preferred stock dividends	(91)	(91)	(182)	(182)
Other	(2,314)	(1,150)	(3,986)	(2,750)

Free cash flow	$101,196	$85,269	$164,046	$136,338

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$155,366	$149,668	$273,915	$254,044
Less:
Stock-based compensation	7,486	6,601	11,387	10,513
Depreciation and amortization	48,725	71,049	97,955	140,575
Gain on disposition of assets	(191)	(1,020)	(2,027)	(1,226)

Operating Income	99,346	73,038	166,600	104,182

Less:
Interest income	(24)	(43)	(26)	(88)
Loss on extinguishment of debt	—	20,847	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,712	26,086	49,244	56,354
Income tax expense	15,298	10,726	17,306	7,239

Net income	$59,360	$15,422	$100,076	$10,585

Capital expenditure detail by category:
Billboards - traditional	$6,880	$6,584	$12,689	$11,202
Billboards - digital	15,876	18,060	30,138	27,858
Logo	2,105	2,002	5,047	3,870
Transit	32	178	162	268
Land and buildings	968	2,401	4,139	5,702
Operating Equipment	1,463	2,632	4,190	5,355

Total capital expenditures	$27,324	$31,857	$56,365	$54,255

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended June 30,
	2015	2014	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue	$344,249	$330,433	4.2%
Acquisitions and divestitures	—	4,074

Pro forma adjusted net revenue	$344,249	$334,507	2.9%

Reported direct advertising and G&A expenses	$173,567	$167,545	3.6%
Acquisitions and divestitures	—	3,206

Pro forma direct advertising and G&A expenses	$173,567	$170,751	1.6%

Outdoor operating income	$170,682	$162,888	4.8%
Acquisitions and divestitures	—	868

Pro forma adjusted outdoor operating income	$170,682	$163,756	4.2%

Reported corporate expenses	$15,316	$13,220	15.9%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$15,316	$13,220	15.9%

Adjusted EBITDA	$155,366	$149,668	3.8%
Acquisitions and divestitures	—	868

Pro forma adjusted EBITDA	$155,366	$150,536	3.2%

(a) Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2014 for acquisitions and divestitures for the same time frame as actually owned in 2015.

	Three months ended June 30,
	2015	2014
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$170,682	$162,888
Less: Corporate expenses	15,316	13,220
Stock-based compensation	7,486	6,601
Depreciation and amortization	48,725	71,049
Plus: Gain on disposition of assets	191	1,020

Operating income	$99,346	$73,038

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$59,360	$15,422	$100,076	$10,585
Depreciation and amortization related to advertising structures	44,963	66,896	90,377	132,071
Gain from disposition of real estate assets	(57)	(571)	(1,799)	(595)
Adjustment for minority interest – consolidated affiliates	183	222	350	299

Funds From Operations	$104,449	$81,969	$189,004	$142,360

Straight-line expense (income)	239	(176)	203	(228)
Stock-based compensation expense	7,486	6,601	11,387	10,513
Non-cash tax expense	12,065	8,390	10,878	3,025
Non-real estate related depreciation and amortization	3,762	4,153	7,578	8,504
Amortization of deferred financing and debt issuance costs	1,166	1,168	2,324	2,451
Loss on extinguishment of debt	—	20,847	—	26,023
Loss from other-than-temporary impairment of investment	—	—	—	4,069
Capitalized expenditures—maintenance	(10,980)	(19,823)	(24,136)	(34,697)
Adjustment for minority interest – consolidated affiliates	(183)	(222)	(350)	(299)

Adjusted Funds From Operations	$118,004	$102,907	$196,888	$161,721

Divided by weighted average diluted shares outstanding	96,482,919	95,590,222	96,115,587	95,464,277

Diluted AFFO per share	$1.22	$1.08	$2.05	$1.69